RELEASE AGREEMENT



     This RELEASE AGREEMENT ("Release Agreement") is made and entered into this 5th day of January, 1998 by and between Sally
Hoover ("Hoover") and Consolidated Health Care Associates, Inc.
("Consolidated").

                            RECITALS

     WHEREAS, Consolidated and Hoover heretofore entered into a certain Stock given to Purchase Agreement dated September 30, 1993 (the "Purchase Agreement") pursuant to which Hoover conveyed to Consolidated certain stock and assets of Physical Therapy Associates, Inc., and Sally Hoover PT Professional Fitness Programs, (the "Stock");


     WHEREAS, pursuant to the Purchase Agreement, Consolidated executed and delivered to Hoover a certain Promissory Note (the "Note") in the original principle amount of $500,000 dated September 30, 1997 and amended December 2, 1994 and further amended on May 30, 1996 and a certain Convertible Promissory Note (the "Convertible Note") in the original principle amount of $500,000 and amended May 30, 1996 collectively (the "Transaction Instruments");

     WHEREAS, Consolidated has failed to make various payments due to Hoover under the Note and the Convertible Note, and Hoover has given notice of each such failure by timely notice, properly to Consolidated under the covenants of the Transaction Instruments;


     WHEREAS, pursuant to the agreement herein described Consolidated and Hoover have agreed that as consideration for the (a) forgiveness of the Note and the Convertible Note and assignment of the Office Lease Agreements (the "Lease Agreements") Consolidated and Hoover will enter into this Release Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals, the sum of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, Consolidated and Hoover agree as follows:

                            AGREEMENT

     1. Incorporation of Recitals The foregoing Recitals are true and correct and hereby incorporated into this Release Agreement as if full set forth herein. Except as expressly provided in this Release Agreement, the terms and conditions of the Transaction Instruments, and each of the Transaction Instruments, shall remain in full force and effect.


     2.   Effective. Date. The date of this Release Agreement
 ("Effective Date") shall be the date when Consolidated and Hoover have executed this Release Agreement and Hoover has received the consideration as defined hereinbelow.

          A. Consideration: As consideration for the release of the indebtedness of the Transaction Instruments as herein described Hoover agrees to Release Agreement in consideration of the following;

               (I) The delivery of the sum of ONE HUNDRED AND
 FIFTY
 THOUSAND DOLLARS ($150,000) and the payment of all agreed upon legal expenses incurred in the amount of $ 4,589.22.

                (II) The acceptable assignment of the Lease Agreement for the office at Unit 304 Kelway Plaza, Newark, DE. to a qualified tenant known as Healthsouth Corporation or nominee in a manner acceptable to Hoover and the agreement of 3 months under the existing lease for the Churchman's road facility to terminate 90 days from the date of January 1, 1998..


      3.  Release

      Consolidated and Hoover agree that Transaction Instruments and the provision for payments therein have been satisfied through the acceptance of the consideration by Hoover. In furtherance (but not in limitation) Consolidated and Hoover hereby waive, for themselves, and their respective successors and assigns, any and all claims, demands, rights, and causes of action of any kind which they never had, now have, or which any personal representative, successors, heir or assign of Consolidated or Hoover hereafter can, shall or may have against each other, for, upon or by reason of any matter, cause or thing whatsoever, arising out of or in any manner connected with the Transaction Instruments.


     4. Governing Law Venue Consolidated and Hoover acknowledge and agree that this Release Agreement and the Transaction Instruments (and each of them, including without limitation the Lease Agreements) shall be governed by the Laws of the State of Delaware. Further the sole and exclusive venue for any litigation arising out of this Release Agreement or the Transaction Instruments shall be the State of Delaware.

     5. Attorneys' Fees and Costs. Consolidated and Hoover agree that, in connection with this agreement all prior agreed attorney fees for Hoover shall be added to the total consideration paid as provided for in section 2 herein, and that any litigation arising out of this Release Agreement and the Transactions Instruments, the prevailing party shall be entitled to recover its taxable costs and reasonable attorney's fees incurred therein.


     6.   Authority.  The persons executing this Release
Agreement on behalf of each of the parties hereto that are not individuals are, or have been, authorized to do so in accordance with the governing document of their respective entity and in accordance with applicable law.


     7. Captions. The captions inserted in this Agreement are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Agreement, or any provision hereof, or in any way affect the interpretation of this Release Agreement.


     8. Binding Effect., The Terms of this Release Agreement shall be binding upon the successors and assigns of the parties hereto.


     9. Counterparts, Execution and Delivery By Facsimile. The parties agree that this document may be executed in any number of counterparts, each of which shall be deemed an original, all of which taken together shall constitute but one and the same instrument.


      10. Conflict Between Terms and Conditions for the Release
Agreement and the Transaction Instruments; No Construction
Against Drafter.

          In the event any term or condition of the (a) Transaction Instruments (b) Release Agreement, conflicts with any term or condition of this Release Agreement, the terms and conditions of this Release Agreement shall control. This Release Agreement is the result of a negotiated transaction between Consolidated and Hoover, each of which has had access to legal counsel. Accordingly, it is further agreed that interpretation and construction of this Agreement, shall not be construed against the drafter.

IN TESTIMONY WHEREOF, witness our signatures effective as of the

Effective Date

HOOVER


/s/ Sally Hoover
Sally Hoover                  Witness:
Date:
                         Witness:

State of Delaware

County of


     I HEREBY CERTIFY that, on this day before me, an officer duly qualified to take acknowledgments, personally appeared Sally Hoover an individual, who is personally known to me or who has produced a Delaware Driver's License as identification and who did not take any oath, and who executed the foregoing instrument and who acknowledged before me that she executed the same on behalf of said corporation for the purposes set forth therein.

     WITNESS my hand and seal in the County and State last aforesaid this _ day of November, 1997



                          Notary Public
                         Commission No.:


 My Commission expires:


 CONSOLIDATED:



 Robert M. Whitty, President       Witness:
 Date:

                             Witness:

State of Massachusetts

County of

     I HEREBY CERTIFY that, on this day before me, an officer duly qualified to take acknowledgments, personally appeared Robert M. Whitty as President of Consolidated Health Care Associates, Inc. and an individual, who is personally known to me or who has produced a Massachusetts Driver's License as identification and who did not take any oath, and who executed the foregoing instrument and who acknowledged before me that she executed the same on behalf of said corporation for the purposes set forth therein.

     WITNESS my hand and seal in the County and State last aforesaid this _ day of November, 1997


                          Notary Public
                         Commission No.:


My Commission expires: